Exhibit 99.2

SOP Holdings, LLC and Subsidiaries

Consolidated Financial Statements
Nine Months Ended September 30, 2019 and September 30, 2018

SOP Holdings, LLC and Subsidiaries

SOP Holdings, LLC and Subsidiaries

Consolidated Statements of Financial Condition

	September 30, 2019	December 31, 2018
	(Unaudited)
Assets
Cash and cash equivalents	$200,384,054	$224,883,833
Receivables from clearing brokers	13,122,165	7,753,591
Fees receivable	5,137,816	2,145,984
Financial instruments owned, at fair value	1,740,745	6,099,190
Fixed assets, net of accumulated depreciation and amortization of $23,282,240 and $22,350,862	7,227,643	7,844,112
Operating lease right-of-use assets	31,688,732	-
Due from affiliates	-	2,398
Other assets	7,039,047	5,350,086
Total assets	$266,340,202	$254,079,194
Liabilities and members’ capital
Financial instruments sold, not yet purchased, at fair value	$80,875	$27,486
Commissions and bonuses payable	48,295,595	67,511,000
Accrued operating lease liabilities	38,943,503	-
Accrued expenses and other liabilities	17,102,444	16,066,174
Deferred fees	5,064,807	6,037,321
Due to affiliates	-	302,975
Total liabilities	109,487,224	89,944,956
Commitments and contingencies (Note 8)
Members’ capital
Members’ capital attributable to controlling interest	148,802,797	154,460,848
Members’ capital attributable to noncontrolling interest	8,050,181	9,673,390
Total members’ capital	156,852,978	164,134,238
Total liabilities and members’ capital	$266,340,202	$254,079,194

See accompanying notes to the unaudited consolidated financial statements.

SOP Holdings, LLC and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Nine Months Ended September 30
	2019	2018
Revenue
Investment banking	$168,123,217	$194,573,954
Principal transactions	40,642,436	32,206,102
Introducing broker fees	19,914,831	6,204,404
Commissions	8,054,379	8,628,685
Interest	3,209,424	1,961,799
Consulting fees	2,316,745	2,584,784
Other income	3,573,687	5,854,649
Total revenue	245,834,719	252,014,377
Interest expense	101,167	57,351
Net revenue	245,733,552	251,957,026
Operating expenses
Compensation and benefits	95,622,445	93,652,365
Non-compensation expenses
Business development	10,587,604	10,721,785
Office services	9,924,355	11,450,339
Operating lease expense (Note 8)	6,551,763	6,499,645
Professional services	14,099,689	4,686,173
Dues & subscriptions	4,442,457	4,150,851
Clearing fees	569,536	889,949
Filing fees	707,203	748,307
Communications	566,638	561,347
Other	304,535	302,411
Total non-compensation expenses	47,753,780	40,010,807
Total operating expenses	143,376,225	133,663,172
Pre-tax income	102,357,327	118,293,854
Provision for taxes	1,345,001	2,891,814
Net income	$101,012,326	$115,402,040
Less: Net income attributable to noncontrolling interest	3,050,181	3,487,423
Net income attributable to controlling interest	$97,962,145	$111,914,617

See accompanying notes to the unaudited consolidated financial statements.

SOP Holdings, LLC and Subsidiaries

Consolidated Statements of Changes in Members’ Capital

(Unaudited)

Nine Months Ended September 30, 2019

	Members’	Members’
	Capital	Capital
	Attributable to	Attributable to
	Controlling	Noncontrolling
	Interest	Interest	Total
Balance, January 1, 2019	$154,460,848	$9,673,390	$164,134,238
Capital contributions	6,727,273	-	6,727,273
Capital withdrawals	(110,347,469)	(4,673,390)	(115,020,859)
Net income	97,962,145	3,050,181	101,012,326
Balance, September 30, 2019	$148,802,797	$8,050,181	$156,852,978

Nine Months Ended September 30, 2018

	Members’	Members’
	Capital	Capital
	Attributable to	Attributable to
	Controlling	Noncontrolling
	Interest	Interest	Total
Balance, January 1, 2018	$169,517,610	$9,729,141	$179,246,751
Capital contributions	4,969,698	-	4,969,698
Capital withdrawals	(134,923,009)	(4,729,141)	(139,652,150)
Net income	111,914,617	3,487,423	115,402,040
Balance, September 30, 2018	$151,478,916	$8,487,423	$159,966,339

See accompanying notes to the unaudited consolidated financial statements.

SOP Holdings, LLC and Subsidiaries

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30
	2019	2018
Cash flows from operating activities
Net income	$101,012,326	$115,402,040
Adjustments to reconcile net income to net cash provided byoperating activities:
Depreciation and amortization	1,063,718	1,228,560
Amortization of operating right-of-use assets	2,786,410	-
(Increase) decrease in assets:
Receivables from clearing brokers	(5,368,574)	(4,412,997)
Fees receivable	(2,991,832)	7,062,161
Financial instruments owned, at fair value	4,358,445	(540,465)
Due from affiliates	2,398	(377,271)
Other assets	(1,688,961)	(1,326,669)
Increase (decrease) in liabilities:
Financial instruments sold, not yet purchased, at fair value	53,389	19,613
Commissions and bonuses payable	(19,215,405)	(19,979,909)
Accrued operating lease liabilities	(3,293,380)	-
Accrued expenses and other liabilities	8,798,011	(7,052,606)
Deferred fees	(972,514)	1,597,463
Due to affiliates	(302,975)	1,211,872
Net cash provided by operating activities	84,241,056	92,831,792
Cash flows from investing activities
Purchase of fixed assets	(447,249)	(512,083)
Net cash used in investing activities	(447,249)	(512,083)
Cash flows from financing activities
Capital contributions	6,727,273	4,969,698
Capital withdrawals	(115,020,859)	(139,652,150)
Net cash used in financing activities	(108,293,586)	(134,682,452)
Net decrease in cash, cash equivalents and restricted cash	(24,499,779)	(42,362,743)
Cash, cash equivalents and restricted cash at beginning of year	224,883,833	236,369,543
Cash, cash equivalents and restricted cash at end of year	$200,384,054	$194,006,800
Supplemental disclosure of cash flow information
Cash paid for income taxes	$1,603,525	$4,021,000
Interest	$101,167	$57,351

See accompanying notes to the unaudited consolidated financial statements.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

1. Organization

SOP Holdings, LLC (“SOPH”) is a limited liability company which was organized under the laws of Delaware. The consolidated financial statements include the accounts of SOPH and its majority-owned subsidiaries: Sandler O’Neill & Partners Corp. (“SOPC”), Sandler O’Neill & Partners, L.P. (“SOPLP”), Sandler O’Neill Advisors, L.P. (“SOADV”), Sandler O’Neill Mortgage Finance LP (“SOMFLP”), and Sandler O’Neill Hedging Services, LLC (“SOHS”).

SOPC is a New York corporation and the general partner of SOPLP. SOPC is the sole member of SOP Equipment LLC (“SOPE”), Sandler O’Neill Real Estate Services LLC (“SORES”), SOAGP, LLC (“SOAGP”) and MFGP LLC (“MFGP”). SOAGP is the general partner of SOADV. MFGP is the general partner of SOMFLP. Sandler O’Neill Mortgage Finance LLC (“SOM”) and Sandler O’Neill Digital Asset Services LLC (“SODAS”) are wholly-owned subsidiaries of SOMFLP.

SOPLP is an investment bank focused on providing companies with advisory services on mergers and acquisitions, capital raising services and sales and trading services. SOPLP is a Delaware limited partnership and is registered with the Securities Exchange Commission (“SEC”) as a broker-dealer under Section 15(b) of the Securities Exchange Act of 1934 and is a member of the Financial Industry Regulatory Authority (“FINRA”).

SOPLP operates under the exemptive provisions of SEC Rule 15c3-3(k)(2)(ii) and as such introduces all customer transactions on a fully disclosed basis to unrelated third party clearing firms (“Brokers”), which are also registered broker dealers.

SOADV is a Delaware limited partnership that serves as a collateral manager of various collateralized debt obligation securities. SOADV also provides research and investment recommendations to its clients through the dissemination of research reports, as well as portfolio advisory and asset/liability analysis services for financial institutions. SOADV is registered as an investment advisor with the SEC.

SOMFLP is a Delaware limited partnership that provides management services in the marketing of residential and commercial mortgage loans, consumer loans and mortgage loan servicing rights, and the execution of secondary market purchase, sale or securitization of existing mortgage loans. SOMFLP also provides consulting services to brokers of bank owned life insurance.

SOHS is an introducing broker focused on assisting clients with finding solutions for programmatic loan-level hedging solutions and broader hedging strategies. SOHS, incorporated on November 17, 2017, is a Delaware limited liability company and is registered with the National Futures Association. SOHS was initially capitalized on March 15, 2018 with $900,000 and commenced operations on April 1, 2018. SOHS is a wholly owned subsidiary of SOADV.

The accompanying consolidated financial statements include the accounts of SOPH, SOPC, SOPLP, SOADV, SORES, SOAGP, MFGP, SOPE, SOHS, SOM, SODAS and SOMFLP (collectively, the “Company”).

2. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of SOPH and its subsidiaries in which SOPH has an effective controlling interest. All significant intercompany transactions and accounts have been eliminated in consolidation. In accordance with ASC 810, Consolidation, the Company retains the industry accounting and reporting guidance that is specific to SOPLP and SOHS in the Consolidated Financial Statements.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting year. Actual results could significantly differ from those estimates.

Revenue Recognition Policies

Beginning in January 2018, SOPLP accounts for revenue earned from contracts with clients under Accounting Standard Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606). Beginning is January 2019 the other consolidated subsidiaries adopted ASU 2014-09. The revenue for these services are recognized when the performance obligations related to the underlying transaction are completed, and the price for such services, including the resolution of any uncertainty, is known.

Investment Banking

Advisory

SOPLP earned fees from financial advisory assignments are recognized in investment banking revenue in the Consolidated Statement of Income when the services related to the underlying transactions are completed under the terms of the assignment. The fees are generally recognized at a point in time when the performance obligation is completed. Non-refundable retainers in connection with financial advisory assignments are recorded as deferred fees in the Consolidated Statement of Financial Condition. The deferred fees are recognized in revenue upon completion of the underlying transaction or when the assignment is otherwise concluded.

Costs associated with fulfilling financial advisory assignments are deferred only to the extent they are explicitly reimbursable by the client and the related revenue is recognized at a point in time. All other costs are expensed as incurred. Reimbursable expenses are recognized within their respective expense category in the Consolidated Statement of Income when the related revenue is recognized or the assignment is otherwise concluded. Client reimbursements for such expenses are included in investment banking revenue in the Consolidated Statement of Income.

Underwriting

SOPLP provides equity and debt underwriting services to its clients. Fees from underwriting assignments are recognized in investment banking revenue in the Consolidated Statements of Income upon completion of the underlying transaction based on the terms of the assignment. SOPLP recognizes underwriting fees on the trade date of the transaction as the client takes control and benefit of the underwriting services as of the trade date and no subsequent actions are required from SOPLP.

Costs associated with fulfilling underwriting assignments are deferred until the related revenue is recognized or the assignment is otherwise concluded. All other costs are expensed as incurred. Expenses associated with underwriting assignments are presented on a gross basis within their respective category in the Consolidated Statements of Income. Client reimbursements for such expenses are included in investment banking revenue in the Consolidated Statements of Income.

Placement

SOPLP provides equity and debt private placement services to its clients. Fees from private placement assignments are recognized in investment banking revenue in the Consolidated Statements of Income upon completion of the underlying transaction based on the terms of the assignment. SOPLP recognizes placement fees on the trade date of the transaction as the client takes control and benefit of the placement services as of the trade date and no subsequent actions are required from SOPLP.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

Costs associated with fulfilling placement assignments are deferred until the related revenue is recognized or the assignment is otherwise concluded. All other costs are expensed as incurred. Expenses associated with placement assignments are presented on a gross basis within their respective category in the Consolidated Statements of Income. Client reimbursements for such expenses are included in investment banking revenue in the Consolidated Statements of Income.

Commissions

SOPLP primarily generates commissions from executing client equity transactions on major stock exchanges as well as over -the-counter. Commissions are recognized on the trade date. The execution of each trade order on the trade date represents a distinct performance obligation and the transaction price at the point in time is fixed. SOPLP recognizes commissions on the trade date since the underlying financial instrument and the counterparties have been identified, the pricing is agreed upon and the risks and rewards of ownership have been transferred to/from the customer.

Principal Transactions

SOPLP records principal transactions on a trade date basis, with realized and unrealized gains and losses reflected in principal transactions in the Consolidated Statements of Income.

Introducing Broker Fees

SOMFLP records introducing broker fees primarily related to the brokering of loans and other bank asset securities when contractually due. Introducing broker fees are separately negotiated for each transaction and primarily call for the SOMFLP to earn a fee based on the assets sold upon completion of a sale. These fees are recognized on the trade date.

SOHS generates introducing broker fees through transactions executed by an unrelated third party (the “UTP”), regardless of whether such transactions resulted from introductions by SOHS. The fees are recorded by SOHS when they are accrued and realized by the UTP.

Interest

Interest income is recognized on the accrual basis.

Consulting Fees

Consulting fees mainly consist of consulting agreements between SOMFLP and brokers of bank-owned life insurance policies. SOMFLP records consulting fees when the insurance broker remits cash to SOMFLP.

Cash and Cash Equivalents

The Company considers all highly liquid investments, with maturities of ninety days or less from the date of acquisition, as cash equivalents. Cash and cash equivalents held at financial institutions, at times, may exceed the amount insured by the Federal Deposit Insurance Corporation. As of September 30, 2019 and December 31, 2018, the Company had approximately $187,379,000 and $203,773,000, respectively, of U.S. Treasury securities included in cash and cash equivalents in the Consolidated Statements of Financial Condition.

Restricted cash of approximately $3,706,000 as of September 30, 2019 and $3,949,000 as of December 31, 2018, is included in cash and cash equivalents. Restricted cash is collateral for letters of credit on operating leases and a depository account for the payment of benefits.

Receivables from Clearing Brokers

The Company has clearing agreements with the Brokers to carry its accounts as a customer of the clearing firms and the accounts of its customers. At times, the Company will have receivables and or payables to the Brokers for cash balances, collateral posted, commissions and amounts for securities transactions that have not yet settled.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

SOPLP is required to maintain collateral accounts with a minimum fair value of $1,350,000 in cash or qualifying U.S. Treasury securities. As of September 30, 2019 and December 31, 2018, collateral of $1,350,000, in cash, is included in receivables from clearing brokers in the Consolidated Statements of Financial Condition.

Leases

Beginning in January 2019, SOPLP recognizes and measures its leases in accordance with ASC 842, Leases. The other consolidating subsidiaries will adopt ASC 842 starting January 2020. SOPLP is a lessee in several non-cancellable operating leases for office space. SOPLP determines if an arrangement is a lease, or contains a lease, at inception of a contract and when the terms of an existing contract are changed. SOPLP recognizes a lease liability and a right-of-use (ROU) asset at the commencement date of the lease. The lease liability is initially and subsequently recognized based on the present value of its future lease payments. Variable payments are included in the future lease payments when those variable payments depend on an index or a rate. The discount rate is the implicit rate if it is readily determinable or otherwise SOPLP uses its incremental borrowing rate. The implicit rates of the leases are not readily determinable and accordingly, the incremental borrowing rate is based on the information available at the commencement date for all leases. SOPLP’s incremental borrowing rate for a lease is the rate of interest it would have to pay on a collateralized basis to borrow an amount equal to the lease payments under similar terms and in a similar economic environment. The ROU asset is subsequently measured throughout the lease term at the amount of the remeasured lease liability (i.e., present value of the remaining lease payments), plus unamortized initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received, and any impairment recognized. Lease cost for lease payments is recognized on a straight-line basis over the lease term.

SOPLP has elected, for all underlying classes of assets, to not recognize ROU assets and lease liabilities for short-term leases that have a lease term of 12 months or less at lease commencement, and do not include an option to purchase the underlying asset that the SOPLP is reasonably certain to exercise. SOPLP recognizes lease cost associated with short-term leases on a straight-line basis over the lease term.

Deferred Rent

Through December 31, 2018, SOPLP and the other consolidated subsidiaries’ minimum lease payments are expensed ratably over the term of the lease. As of January 1, 2019 SOPLP adopted ASU 2016-02 and the other consolidated subsidiaries continue to recognize deferred rent. When a lease contains a predetermined fixed escalation of the minimum lease payments, the related rent expense is recognized on a straight-line basis. Lease incentives are deferred and amortized as a reduction to rent expense over the term of the lease, on a straight-line basis. The difference between cash paid and rent expense is recorded as deferred rent. Deferred rent is included in accrued expenses and other liabilities on the Consolidated Statements of Financial Condition.

Fixed Assets

Fixed assets are carried at cost less accumulated depreciation and amortization. Furniture, equipment and aircraft are depreciated over the estimated useful lives of the assets (ranging from 5-7 years) using the straight-line method. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the term of the respective lease, using the straight-line method.

The Company’s management reviews certain fixed assets for impairment whenever events or changes in circumstances indicate the carrying amount may not be recoverable. If an asset impairment is identified, the asset is written down to fair value. As of September 30, 2019 and December 31, 2018, no fixed assets have been deemed impaired. Expenditures for maintenance and repairs are charged to expense in the period incurred and are reflected in operating expenses in the Consolidated Statements of income.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

Fair Value of Financial Instruments

The carrying value of the Company’s assets and liabilities, which qualify as financial instruments, approximate the fair value.

Fair Value Measurement

The Company values all investments at fair value. U.S. GAAP establishes a hierarchy for inputs used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs. Observable inputs are inputs that market participants would use in pricing the investment based on available market data. Unobservable inputs are inputs that reflect the Company’s assumption about the factors market participants would use in valuing the investment based on the best information available in the circumstances.

The hierarchy is broken down into three levels based on the observability of inputs as follows:

Level 1 - Valuations based on quoted prices in active markets for identical investments.

Level 2 - Valuations based on (i) quoted prices in markets that are not active; (ii) quoted prices for similar investments in active markets; and (iii) inputs other than quoted prices that are observable or inputs derived from or corroborated by market data.

Level 3 - Valuations based on inputs that are unobservable, supported by little or no market activity, and significant to the overall fair value measurement.

The availability of observable inputs can vary from financial instruments to financial instruments and is affected by a wide variety of factors, including, for example, the type of product, whether the product is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction. To the extent that valuation is based on models, or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3.

The inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement falls in its entirety is determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the investment.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when valuation inputs are not readily available, the Company’s own assumptions are used to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current and best available as of the measurement date, including during periods of market dislocation.

Investments in private equity funds measured using net asset value (“NAV”) as a practical expedient are not categorized within the fair value hierarchy.

The following are types of financial instruments the Company held as of September 30, 2019 and December 31, 2018:

Exchange-Traded Equity Securities

Exchange-traded equity securities are generally valued based on quoted prices from the exchange. To the extent these securities are actively traded, valuation adjustments are not applied and they are categorized in Level 1 of the fair value hierarchy.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

Investment in Private Equity Funds

The private equity funds primarily consist of investments in privately-held companies, which are valued at fair value. These funds are primarily funds in which SOPLP's investments are not eligible for redemption. Distributions will be received from these funds as the underlying investments are liquidated.

SOPLP does not directly invest in the underlying securities of the investment funds, and due to restrictions on the transferability and timing of withdrawals from the investment funds, the amounts realized upon liquidation could differ from their reported NAV.

The fair value of SOPLP’s investment in an investment fund generally starts with the NAV of SOPLP’s investment in the investment fund, as reported by the investment fund’s general partner or investment manager, who determines the value of the investment fund’s NAV in a manner consistent with Accounting Standards Codification (“ASC”) Topic 946, Financial Services - Investment Companies. All valuations utilize financial information supplied by the general partner or investment manager of each investment fund and are net of management and incentive fees/allocation pursuant to the investment fund’s applicable agreements. SOPLP may conclude, in certain circumstances, that after considering information reasonably available at the time the valuation is made and that the general partner or investment manager believes to be reliable, the NAV provided by an investment fund’s general partner or investment manager is not representative of the fair value of SOPLP’s interest in the investment fund.

As of September 30, 2019 and December 31, 2018, no valuation adjustments to NAV provided by the investment funds have been made. Because of the inherent uncertainty of valuation, the values of SOPLP’s investment in the investment funds may differ significantly from the values that would have been used had an active market for the investments held by the investment funds been available.

Financial Instruments Sold, Not Yet Purchased

The Company has sold securities that it does not own and is, therefore, obligated to purchase such securities at a future date. The Company has recorded this obligation on the Consolidated Statements of Financial Condition at fair value. There is an element of market risk in that, if the securities sold short increase in value, it will be necessary to purchase the securities sold short at a cost in excess of the obligation reflected on the Consolidated Statements of Financial Condition. A gain, limited to the price at which the Company sold the security short, or a loss, potentially unlimited in amount, will be recognized upon the purchase of the security sold short.

Income Taxes

SOPH receives pass-through income from SOPLP, SOMFLP, SOHS and SOADV. Due to their classifications as partnerships for income tax purposes, these entities’ income flows through to each partner’s income tax return. As a result, these entities are not liable for Federal and New York State income taxes. These entities are liable for New York City Unincorporated Business Tax (“NYC UBT”), Tennessee Excise Tax, and various other municipality taxes. SOPC is classified as a corporation for income tax purposes and, therefore, is subject to Federal, state and city income taxes.

SOPH may be liable for certain income taxes due to the effect of consolidation.

The Company applies the provisions of ASC 740, Income Taxes, which clarifies the accounting for and reporting of income tax uncertainties, and requires additional disclosures related to uncertain income tax positions. ASC 740 prescribes a recognition threshold and measurement attribute for the financial statements recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC 740 requires that the companies determine whether it is more likely than not that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. In evaluating whether a tax position has met the more-likely-than-not recognition threshold, the Company presumes that the position will be examined by the appropriate taxing authority that has full knowledge of all relevant information.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

The Company has analyzed the positions for all open tax years, and the positions to be taken for both the nine months ended September 30, 2019 and September 30, 2018 in its major jurisdictions, and has determined whether or not there are uncertain tax positions that require financial statement recognition. Based on this review, the Company has reviewed the major tax jurisdictions where the Company is organized and where the Company performs services. No reserves for uncertain tax positions were required to be recorded under ASC 740 for both the nine months ended September 30, 2019 and September 30, 2018. However, the Company’s conclusions regarding this policy may be subject to review and adjustment at a later date based on factors including, but not limited to, on-going analyses of and changes to tax laws, regulations and interpretations thereof. The open tax years under potential examination vary by jurisdiction.

The Company recognizes interest and penalties, if any, related to unrecognized tax benefits as income tax expense in the Consolidated Statement of Income. For the nine months ended September 30, 2019 and September 30, 2018, there was no impact to the consolidated financial statementss relating to accounting for uncertain income tax positions. The provision for NYC UBT, Tennessee Excise Tax and various other municipality taxes are included in accrued expenses and other liabilities in the Consolidated Statements of Financial Condition.

Accounting Developments

Adopted Accounting Standards

Revenue from Contracts with Customers (ASC 606)

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers (Topic 606). This ASU, as amended, provides comprehensive guidance on the recognition of revenue earned from contracts with customers arising from the transfer of goods and services, guidance on accounting for certain contract costs, and new disclosures. ASU 2014-09 is effective for private companies for fiscal years ending December 31, 2019.

As a public business entity, SOPLP has adopted this guidance on the effective date of January 1, 2018. As a result of adopting this ASU, SOPLP, among other things, delays recognition of non-refundable retainers on financial advisory assignments until the assignments are completed or when the assignment is otherwise concluded.

The other consolidated subsidiaries adopted ASU 2014-09 on the effective date of January 1, 2019. The adoption of the ASU by the other consolidated entities has had no material impact in the Company’s consolidated financial statements and its previously presented results.

Leases (ASC 842)

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), that requires lessees to recognize a right-of-use asset and a lease liability in the Consolidated Statements of Financial Condition for all leases with the exception of short-term leases for which the recognition exemption is elected. For lessees, leases will continue to be classified as either operating or finance leases in the Consolidated Statements of Income.

In July 2018, the FASB issued ASU No. 2018-11, Leases (Topic 842) Targeted Improvements, which allows for an additional transition method under the modified retrospective approach for the adoption of Topic 842. The two permitted transition methods are now: (1) to apply the new lease requirements at the beginning of the earliest period presented, and (2) to apply the new lease requirements at the effective date.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

As a public business entity, SOPLP adopted ASU 2016-02 as of January 1, 2019 using the modified retrospective approach and applied the package of practical expedients in transitioning to the new guidance. Electing the package of practical expedients allowed the Company to carry forward its prior conclusions on lease definition, lease classification and initial direct costs related to the existing leases as of the adoption date. Also, SOPLP has elected the practical expedient to not separate lease components at transition and for new leases thereafter. The difference between ROU lease asset and the lease liability was due to lease incentives previously recorded as deferred rent. The application date under the option is the beginning of the reporting period in which SOPLP first applies ASC 842. Both at transition and for new leases thereafter, ROU lease assets and lease liabilities are initially recognized based on the present value of future minimum lease payments over the lease term.

Upon adoption, SOPLP recognized a ROU lease asset of approximately $33,609,000 and a lease liability of approximately $41,371,000. There were no changes to the recognition of rent expense in the SOPLP’s financial statements upon adoption of ASU 2016-02. In addition, the new guidance has not impacted SOPLP’s net capital position.

The other consolidated subsidiaries will adopt ASU 2016-02 on the effective date of January 1, 2020. Management has evaluated the impact of ASU 2016-02 on the other consolidating entities and has determined that there will be no material impact on the consolidating financials.

Accounting Standards to be Adopted in Future Periods

Changes to the Disclosure Requirements for Fair Value Measurement (ASC 820)

In August 2018, the FASB issued ASU No. 2018-13, “Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement.” The objective of this guidance is to improve the effectiveness of disclosures related to Fair Value measurement in the notes to consolidated financial statements by eliminating certain disclosure requirements for fair value measurement, requiring public business entities to disclose certain new information and modifying some disclosure requirement. The guidance is effective for the Company’s fiscal year beginning after December 15, 2019, and early adoption is permitted. The adoption of the ASU will not have a material impact on the Company’s consolidated financial statements.

Income Taxes (ASC 740)

In December 2019, the FASB issued ASU No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. The objective of the guidance is to simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740 and to provide more consistent application to improve the comparability of the consolidated financial statements. The guidance is effective for SOPLP’s fiscal year beginning after December 15, 2020 and early adoption is permitted. The guidance is effective for the other consolidated subsidiaries for the fiscal year beginning after December 15, 2021. The Company is currently evaluating the impact of the new guidance on the consolidated financial statements.

Financial Instruments - Credit Losses (ASC 326)

In June 2016, the FASB issued ASU No. 2016-13, Measurement of Credit Losses on Financial Instruments. The guidance provides for estimating credit losses on certain types of financial instruments by introducing an approach based on expected losses. The guidance is effective for SOPLP’s fiscal year beginning after December 15, 2019 and early adoption is permitted. The guidance is effective for the other consolidated subsidiaries for the fiscal year beginning after December 15, 2020. The adoption of the ASU is not expected to have a material impact on the Company’s consolidated financial statements.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

3. Significant Risk Factors

In the normal course of business, the Company is engaged in various securities trading and brokerage activities servicing primarily domestic institutional clients. Trading activities are mainly generated by client order flow and the Company may, at times, take positions in financial instruments in order to facilitate institutional client transactions. These financial instruments are subject to, but not limited to, the following risks:

Market Risk

Market risk represents the potential loss that can be caused by a change in the fair value of the financial instrument. The Company’s underwriting, market making, and trading activities may incur losses if the Company was unable to sell securities at anticipated price levels.

Credit Risk

Credit risk represents the potential for loss due to the default or deterioration of credit quality of an issuer of financial instruments that the Company holds. The Company monitors the credit quality of all significant financial instruments on a regular basis.

Also, the Company is engaged in various trading and brokerage activities with counterparties that primarily include broker-dealers, banks and investment companies. Credit risk represents the potential loss that the Company would incur if the counterparties failed to perform pursuant to the terms of their obligations to the Company. The Company may be obligated to discharge the obligation of one or more non-performing counterparties. The Company minimizes its exposure to credit risk by monitoring counterparty exposure.

Liquidity Risk

Liquidity risk represents the possibility that the Company may not be able to rapidly adjust the size of their positions in times of high volatility and financial stress at a reasonable price.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

4. Financial Instruments

The following presents the Company’s financial instruments’ fair value as of September 30, 2019:

	Level 1	Total
Assets
United States:
Financial instruments owned:
Exchange-traded equity securities
Diversified financial services	$1,190,148	$1,190,148
Investments measured at net asset value	-	550,597
Total Financial Instruments Owned	$1,190,148	$1,740,745

Liabilities
United States:
Financial instruments sold, not yet purchased:
Exchange-traded equity securities
Diversified financial services	$80,875	$80,875
Total Financial Instruments Sold, Not Yet Purchased	$80,875	$80,875

The table below presents the fair value of the Company’s investments in, and unfunded commitments to, private equity funds.

		Unfunded
	Fair Value	Commitments
Private equity funds (a)	$550,597	$-

(a)	This category includes investments in private equity funds that invest in private companies in the global financial services industry.

The following presents the Company’s financial instruments’ fair value as of December 31, 2018:

	Level 1	Total
Assets
United States:
Financial instruments owned:
Exchange-traded equity securities
Diversified financial services	$5,480,377	$5,480,377
Investments measured at net asset value	-	618,813
Total Financial Instruments Owned	$5,480,377	$6,099,190

Liabilities
United States:
Financial instruments sold, not yet purchased:
Exchange-traded equity securities
Diversified financial services	$(27,486)	$(27,486)
Total Financial Instruments Sold, Not Yet Purchased	$(27,486)	$(27,486)

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

The table below presents the fair value of the Company’s investments in, and unfunded commitments to, private equity funds.

		Unfunded
	Fair Value	Commitments
Private equity funds (a)	$618,813	$-

(a)	This category includes investments in private equity funds that invest in private companies in the global financial services industry.

5. Affiliated Transactions

As of September 30, 2019, SOPH had no receivables or payables from Members. As of December 31, 2018, SOPH has receivables and payables from the Members of $2,398 and $302,975, respectively.

6. Leases

SOPLP has obligations, as a lessee, for office spaces with initial non-cancellable terms in excess of one year. SOPLP classified these leases as operating leases. These leases generally contain renewal options for periods ranging from two to five years. Because SOPLP is not reasonably certain to exercise these renewal options, the optional periods are not included in determining the lease term, and associated payments under these renewal options are excluded from lease payments. SOPLP’s leases do not include termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments plus, for many of SOPLP’s leases, variable payments. SOPLP’s office space leases require it to make variable payments for the SOPLP’s proportionate share of the building’s property taxes and common area maintenance. These variable lease payments are not included in lease payments used to determine lease liability and are recognized as variable costs when incurred. The other consolidating subsidiaries will adopt ASU 842 in January 2020.

The components of lease cost, for the nine months ended September 30, 2019, were as follows:

Operating lease cost	$4,070,866
Variable lease cost	841,707
Total lease cost	$4,912,573

Amounts reported in the Consolidated Statements of Financial Condition, as of September 30, 2019, were as follows:

Operating leases:
Operating lease ROU assets	$31,688,732
Operating lease liabilities	38,943,503

Other information related to leases, as of September 30, 2019, was as follows:

Supplemental cash flow information:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flow from operating leases	$4,563,325

ROU assets obtained in exchange for lease obligations:
Operating leases	$34,475,143

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements

(Unaudited)

Reductions to ROU assets resulting from reductions to lease obligations:
Operating leases	$2,786,410

Weighted average remaining lease term:
Operating leases	7.6 years

Weighted average discount rate:
Operating leases	4.25%

Amounts disclosed for ROU assets obtained in exchange for lease obligations and reductions to ROU assets resulting from reductions to lease obligations include amounts added to or reduced from the carrying amount of ROU assets resulting from new leases, lease modifications or reassessments.

Maturities of lease liabilities under non-cancellable operating leases, as of September 30, 2019, are as follows:

Remainder of 2019	$1,532,136
2020	6,086,973
2021	5,861,625
2022	5,859,312
2023	5,831,226
Thereafter	20,467,644
Total undiscounted lease payments	$45,638,916
Less: Imputed interest	(6,695,413)
Total lease liabilities	$38,943,503

7. Fixed Assets, Net of Accumulated Depreciation and Amortization

Fixed assets, net of accumulated depreciation and amortization, consist of the following:

		As of	As of
		September 30,	December 31,
	Estimated Useful Life	2019	2018
Aircraft	7 years	$8,258,452	$8,258,452
Leasehold improvements	Life of lease
	(ranging from 3 to 14 years)	12,235,590	12,208,526
Equipment	5 years	6,801,495	6,385,276
Furniture	7 years	3,214,346	3,342,720
Fixed assets		30,509,883	30,194,974
Less: Accumulated depreciation and amortization		(23,282,240)	(22,350,862)
Fixed assets, net of accumulated depreciation and amortization		$7,227,643	$7,844,112

Depreciation and amortization expense for the nine months ended September 30, 2019 and September 30, 2018 amounted to approximately $1,064,000 and $1,229,000, respectively, which is included in office services in the Consolidated Statements of Income.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

8. Commitments and Contingencies

Litigation

The Company is a defendant in various legal actions arising out of its activities as a broker-dealer. While predicting the outcome of litigation is inherently very difficult, and the ultimate resolution, range of loss and impact on operating results cannot be reliably estimated, management believes, based upon its understanding of the facts and the advice of applicable legal counsel, that it has meritorious defenses for all such actions and it intends to defend each of these vigorously, and that resolution of these actions in the aggregate is not expected to have a materially adverse effect on the Company’s financial position.

Financing

The Company has the ability to finance fixed income positions using securities sold under repurchase agreements. The Company has master repurchase agreements with various counterparties. Also, the Company may utilize margin borrowing from the clearing brokers. As of September 30, 2019 and December 31, 2018, no financing has been obtained using margin borrowing or repurchase agreements.

Operating Leases

SOMFLP leases office space and equipment under non-cancellable agreements expiring through 2022. Minimum rental payments, as of September 30, 2019, are approximately:

Remainder of 2019	$324,000
2020	1,170,000
2021	471,000
2022	93,000
Total	$2,058,000

SOPLP and SOMFLP lease office space and equipment under non-cancellable lease agreements expiring through 2027. Minimum rental payments, as of December 31, 2018, are approximately:

Year ending December 31,
2019	$7,797,000
2020	7,435,000
2021	7,019,000
2022	6,930,000
2023	6,571,000
Thereafter	22,560,000
Total	$58,312,000

Rent expense for September 30, 2019 and September 30, 2018 amounted to approximately $6,552,000 and $6,500,000, respectively, which is included in operating lease expense in the Consolidated Statements of Income.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

9. Profit Sharing 401K Savings Plan

The Company has a profit sharing plan (the “Plan”) under Section 401(k) of the Internal Revenue Code (“Code”) covering substantially all of its employees. SOMFLP and SOPH have adopted the provisions of the Company’s profit sharing plan. Participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The Plan provides for a discretionary contribution by the Company that amounted to $425,000 and $550,000 for the nine months ended September 30, 2019 and September 30, 2018, respectively. This expense is included in compensation and benefits in the Consolidated Statements of Income.

10. Regulatory Net Capital Requirements

SOPLP is subject to the SEC Uniform Net Capital Rule, which requires the maintenance of minimum regulatory “net capital” and requires that the ratio of “aggregate indebtedness” to regulatory net capital, both as defined, shall not exceed 15 to 1. As of September 30, 2019, SOPLP had regulatory net capital of approximately $117,421,000, which was approximately $112,957,000 in excess of the minimum regulatory net capital requirement of approximately $4,464,000. The ratio of aggregate indebtedness to regulatory net capital of SOPLP was 0.57 to 1.00.

As of December 31, 2018, SOPLP had regulatory net capital of approximately $130,615,000, which was approximately $125,232,000 in excess of the minimum regulatory net capital requirement of approximately $5,383,000. The ratio of aggregate indebtedness to regulatory net capital of SOPLP was 0.62 to 1.

SOHS is subject to the Commodity Futures Trading Commission’s minimum financial requirements, which requires that SOHS maintain net capital, as defined, equal to the greater of its requirements under Regulation 1.17 under the Commodity Exchange Act. At September 30, 2019, SOHS had net capital of $4,765,284, which exceeded the required net capital of $45,000 by $4,720,284.

At December 31, 2018, SOHS had net capital of $650,228, which exceeded the required net capital of $45,000 by $605,228.

11. Taxes

The components of the income tax provision for the nine ended September 30, 2019 and September 30, 2018 that is attributable to income from operations is approximately as follows:

	For the Nine Months Ended September 30
	2019	2018
Current
Federal	$125,000	$210,000
State and local	1,217,101	2,666,814
Total current tax expense	1,342,101	2,876,814
Deferred
Federal	-	-
State and local	2,900	15,000
Total income tax expense	$1,345,001	$2,891,814

The effective tax rates, for September 30, 2019 and September 30, 2018, of approximately 1.3% and 2.6%, respectively, differ from the statutory tax rate of 4% and 6.5% for NYC UBT and Tennessee, respectively, mainly due to the apportionment of revenue to sources outside of New York City and Tennessee, where the Company’s net income is not subject to NYC UBT and Tennessee Excise Tax. Revenue derived from SOPC is also subject to Federal Income Tax.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

Deferred taxes occur because of temporary differences arising from the Company’s tax reporting which differ from the consolidated financial statements reporting under US GAAP. Deferred tax assets, for September 30, 2019 and December 31, 2018, of approximately $93,000 and $55,000, respectively, and deferred tax liabilities of approximately $42,000 and $14,000, respectively, are recorded in other assets and accrued expenses and other liabilities, respectively, on the Statements of Financial Condition.

12. Revenue from Contracts with Customers

The following table presents the Company’s total revenue for the nine months ended September 30, 2019 and September 30, 2018 disaggregated by revenue from contracts with customers and revenue from other sources:

For the nine months ended September 30,	2019	2018*
Disaggregated revenue from contracts with customers:
Investment banking:
Advisory service fees	$124,066,074	$141,671,195
Underwriting service fees - debt	23,383,914	20,988,281
Underwriting service fees - equity	20,673,229	31,914,478
Total investment banking	$168,123,217	$194,573,954
Commissions	8,054,379	8,628,685
Introducing broker fees	19,914,831	-
Total revenue from contracts with customers	$196,092,427	$203,202,639

*Only includes SOPLP as the other consolidating subsidiaries adopted ASU 2014-09 on January 1, 2019.

Revenue from contracts with customers is recognized at a point in time when the performance obligation is complete. Revenue from a performance obligation satisfied at a point in time is recognized when the Company determines the customer obtains control over the promised good or service. The amount of revenue recognized reflects the consideration the Company expects in exchange for its services (“transaction price”). In determining the transaction price, the Company considers multiple factors, including the effects of variable consideration. Variable consideration is included in the transaction price only to the extent that it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainties with respect to the amount are resolved. In determining when to include variable consideration in the transaction price, the Company considers the range of possible outcomes, the predictive value of the Company’s past experience, the time period of when uncertainties are expected to be resolved and the amount of consideration that is susceptible to factors outside of the Company’s influence, such as market volatility or the judgment and actions of third parties.

Contract Balances

The timing of revenue recognition may differ from the timing of payment by customers. The Company records a fee receivable when revenue is recognized prior to payment and it has an unconditional right to payment. Alternatively, when payment precedes the provision of the related services, the Company records a deferred fee until the performance obligation is completed or when the performance obligation is otherwise concluded.

SOP Holdings, LLC and Subsidiaries

Notes to Consolidated Financial Statements
(Unaudited)

The Company had fees receivable related to revenue from contracts with customers of approximately $5,104,000 as of September 30, 2019. SOPLP had fees receivable related to revenue from contracts with customers of approximately $1,635,000 as of December 31, 2018. The Company had no impairments related to these receivables as of September 30, 2019. SOPLP had no impairments related to these receivables as of December 31, 2018.

The Company’s deferred fees related to revenue from contracts with customers was approximately $5,065,000 as of September 30, 2019. SOPLP’s deferred fees related to revenue from contracts with customers was approximately $6,037,000 as of December 31, 2018.

Remaining Performance Obligations

Remaining performance obligations are services that the Company has committed to perform in the future in connection with its contracts with clients. The Company’s remaining performance obligations are generally related to its financial advisory assignments. Revenue associated with remaining performance obligations relating to financial advisory assignments cannot be determined until the outcome of the transaction as the fees are contingent upon the completion of a specific performance obligation and/or the fees are considered variable.

The Company does not disclose information about remaining performance obligations pertaining to contracts that have an original expected duration of one year or less. The transaction price allocated to remaining unsatisfied or partially unsatisfied performance obligations with an original expected duration exceeding one year was not material as of September 30, 2019 and December 31, 2018.

Incremental Contract Costs

Incremental contract costs of obtaining a contract are expensed when incurred, provided the amortization period of the asset that would have been recognized in one year or less by the Company.

13. Subsequent Events

Management has evaluated subsequent events existing in the Company’s consolidated financial statements through March 6, 2020, the date the consolidated financial statements were available to be issued. Management has determined that there are no material events that would require adjustments to, or disclosure in, the Company’s consolidated financial statements, other than those below:

On July 9, 2019, SOPH signed a definitive agreement to be acquired by Piper Jaffray Companies (“Piper”). Piper acquired 100 percent of the equity in SOPH. The total consideration of $485,000,000, which includes $100,000,000 of tangible book value, consists of $350,000,000 in cash and $135,000,000 in restricted consideration, primarily in restricted stock. In addition, Piper agreed to provide restricted award agreements of $115,000,000, primarily in restricted stock, for retention purposes. The Company merged with and into Piper on January 3, 2020 and ceased to exist.

On October 24, 2019, SOMFLP. entered into a definitive agreement to sell all of the membership interests of SODAS to affiliates of SOPH and unrelated parties. The transaction closed on October 25, 2019. SODAS had a capital deficit and was acquired for a nominal amount.

On December 16, 2019, SOPC entered into a definitive agreement to sell all of the membership interests of SOPE to an affiliate of SOPH. The transaction closed on December 23, 2019 for approximately $2,515,000 and resulted in a gain of approximately $2,333,000.